UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Prudential Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Margaret M. Foran Chief Governance Officer, VP and Corporate Secretary Prudential Financial, Inc. 751 Broad Street, Newark NJ 07102-3777

April 29, 2011

Dear Shareholder:

We noticed that you have not yet submitted your 2011 Prudential Financial proxy vote. Voting your shares is an important right to you as a shareholder and provides an opportunity for you to share your thoughts with us. We value your opinion and hope that you will take the time to cast your vote.

To express our appreciation when you vote, we would like to offer, at no cost to you, the option of receiving an eco-friendly tote bag or having a tree planted in your honor by American Forests.

A Proxy Card is enclosed for your convenience in submitting your vote by mail. Also enclosed is a duplicate Shareholder Meeting Notice & Admission Ticket, which explains how you can access the Proxy Statement and Annual Report and submit your vote on the Internet.

Thank you for taking the time to review these materials and to submit your very important shareholder vote.

Sincerely,

Margaret M. Foran

Chief Governance Officer,

Vice President and Corporate Secretary

Margaret M. Foran Chief Governance Officer, VP and Corporate Secretary Prudential Financial, Inc. 751 Broad Street, Newark NJ 07102-3777

April 29, 2011

Dear Shareholder:

We noticed that you have not yet submitted your 2011 Prudential Financial proxy vote. Voting your shares is an important right to you as a shareholder and provides an opportunity for you to share your thoughts with us. We value your opinion and hope that you will take the time to cast your vote.

To express our appreciation when you vote, we would like to offer, at no cost to you, the option of receiving an eco-friendly tote bag or having a tree planted in your honor by American Forests.

A duplicate Proxy Card is enclosed for your convenience in submitting your vote.

Thank you for taking the time to submit your very important shareholder vote.

Sincerely,

Margaret M. Foran

Chief Governance Officer,

Vice President and Corporate Secretary